ABSC NC 2006-HE2

Asset Backed Securities Portfolio Analysis

3,971 records

Balance: 746,271,329

All records

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Selection Criteria: All records

Table of Contents

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1.

POOL SUMMARY DATA:

Agency Conforming: 84.78%

Non Conforming: 15.22%

Prefunding (if any): NO

No of Loans: 3971

Average Loan Size: 188,145.34

WAC: 8.200

WA LTV: 81.24%

% First Lien: 97.38%

% Owner Occ: 88.73%

% Purchase: 42.60%

% Cash out: 49.00%

% Full Doc: 55.55%

% Limited Doc: 2.42%

% Stated Income: 42.04%

% No docs: 0.00%

WA FICO: 625

Min FICO: 500

Max FICO: 809

Mortgage Indices:

IO Loans: 5.81%

LOAN SIZE:

Loans < 100k: 9.98%

Loans < 75k: 4.38%

Loans > 350k: 26.59%

Loans > 500k: 7.84%

Loans > 750k: 0.00%

Income Strats:

Average DTI: 41.57%

DTI 40-45%: 21.10%

DTI 45-50%: 37.80%

DTI 50-55%: 6.25%

DTI > 55%: 0.39%

GEOGRAPHIC:

California: 31.99%

North California: 11.29%

South California: 20.70%

Florida: 12.12%

Illinois: 2.98%

Michigan: 1.88%

Texas: 4.93%

Colorado: 1.63%

New York: 4.57%

New Jersey: 3.16%

Virginia: 1.47%

Washington: 1.91%

Mass: 2.97%

Property Type:

Single Prop: 72.06%

PUD: 13.48%

2-4 Family: 7.35%

Condo: 7.11%

Modular: 0.00%

FICO:

Fico < 600: 33.95%

Fico < 580: 23.87%

Fico < 560: 16.42%

Below 520: 4.31%

521 - 540: 5.72%

541 - 560: 6.48%

561 - 580: 7.71%

581 - 600: 9.85%

601- 620: 12.05%

621 - 640: 14.76%

641 - 660: 12.16%

661 - 680: 8.16%

681 - 700: 6.55%

701-720: 4.09%

721 - 740: 3.30%

Above 740: 4.52%

LTV:

<=50: 1.91%

50.01-55: 0.85%

55.01-60: 1.34%

60.01-65: 2.45%

65.01-70: 3.95%

70.01-75: 6.63%

75.01-80: 42.15%

80.01-85: 12.94%

85.01-90: 18.63%

90.01-95: 6.18%

95.01-100: 2.96%

> 100%: 0.00%

> 80%: 40.71%

> 90%: 9.15%

WA Seasoning: 2

% > 3 Mo Seasoning: 8.41%

Top

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Credit Suisse

11 Madison Avenue

New York, New York 10010

www.credit-suisse.com

Feb 21, 2006 12:02

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.